EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC.
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Stephen L. Gulis, Jr.
616/866-5570

WOLVERINE WORLD WIDE, INC.
RELEASES 2000 RESULTS

          Rockford, MI, February 7, 2001 -- Wolverine World Wide, Inc. (NYSE: WWW) today announced fourth quarter and fiscal year 2000 results which were in line with the preliminary estimates announced on January 18, 2001.

          Net sales and other operating income for the fourth quarter rose 4.6 percent to $237.8 million compared to the $227.5 million reported for the fourth quarter a year ago. Fiscal 2000 net sales rose 5.4 percent to a record $701.3 million from $665.6 million reported for fiscal 1999.

          Excluding the impact of the non-recurring charges announced in 2000 and the costs incurred to close the Company's Russian operations in 1999, net earnings for the fourth quarter of 2000 were $0.39 per share compared to $0.48 per share reported for the fourth quarter of fiscal 1999. On this basis, fiscal 2000 net earnings were $0.97 per share compared to $1.01 per share generated from ongoing operations in 1999.

          Including the impact of the non-recurring charges referenced above, consolidated net earnings for the fourth quarter of 2000 were $0.33 per share compared to $0.48 per share reported for the fourth quarter of 1999. For fiscal 2000, the non-recurring charges resulted in a $0.71 per share charge that lowered full year earnings to $0.26 per share. For fiscal 1999, the Company reported earnings of $0.78 per share, which included a $0.23 per share charge for the closure of the Company's Russian operations.

          Timothy J. O'Donovan, the Company's President and CEO, stated, "While we remain cautious about how major retailers will respond in early 2001 following a lackluster holiday season, we are optimistic about future prospects, particularly in the back half of this year. Our order backlog continues to be in line with the positive trends reported on January 18, 2001. Of significant note are very strong future orders for Merrell, as retailers are expanding the breadth of the line. We have also received early orders for Fall season cold weather, waterproof footwear and slippers. Additionally, Hush Puppies U.S. has a solid double-digit increase in order backlog as retailers have responded positively to its men's and women's Spring 2001 line."

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YE/2000 -- add 1

          Reporting on the positive impact of the Company's asset management programs, Stephen L. Gulis, Jr., the Company's CFO, stated, "During fiscal 2000, the Company's rigorous asset management programs had a very favorable impact on the balance sheet. The Company generated over $57 million in cash flow which was used in part to pay down $46 million of interest-bearing debt. Net inventories were also reduced 14.2 percent to $144.2 million and outstanding accounts receivable were lowered 5.1 percent while sales grew 5.4 percent. While we are pleased with progress to date, we continue to focus on programs to strengthen our balance sheet further."

          O'Donovan concluded, saying, "For fiscal 2001, we continue to support sales and earnings estimates in the $750 to $760 million and $1.14 to $1.18 per share ranges, respectively, with an accelerating rate of growth occurring in the back half of the year. We are anticipating improved gross margins as we begin to realize the benefits of the factory and sourcing realignment initiated last year. To support future growth, a portion of this margin improvement will be reinvested in product development and marketing efforts in support of our brands."

          A webcast of the Company's conference call to discuss these results will be held today at 1:00 p.m. EST. Shareholders interested in listening to this call should visit the Company's website, http://w ww.wolverineworldwide.com. To listen, click "For Investors" in the left navigation bar of this site's home page, and then click "Conference Call" from the top navigation bar of the investor services page. An icon entitled " Wolverine World Wide Conference Call" will be presented on the page: click this icon to listen. The broadcast will also be available at http://streetevents.com. To listen at this location, click on the Individual Investor Center in the upper right-hand corner to locate the broadcast. To listen to the webcast, your computer must have the latest version of RealPlayer installed. If you do not have RealPlayer, you can download RealPlayer for free at streetevents.com anytime prior to the call. A replay of the conference call will be available on the Company's website through February 21, 2001.

          Wolverine World Wide, Inc. manufactures and markets a wide variety of branded footwear and performance leathers. Major branded products of the Company include: Bates® Uniform Footwear; Caterpillar ® Footwear; Coleman® Footgear; Harley-Davidson® Footwear; Hush Puppies® shoes, slippers, and accessories; Hush Puppies College Clogs, Joe Boxer® slippers and Turtle Fur® slippers; HYTEST® safety footwear; Merrell® performance outdoor footwear; Stanley® footgear; Wolverine® work, sport and rugged outdoor footwear, apparel and accessories; and Wolverine® All Season Weather LeathersTM. The Company's premier comfort technologies include: Air ParadiseTM, Bounce®, Comfort Curve®, Hidden TracksTM, Wolverine DuraShocks® and DuraShocks Motion ControlTM, Wolverine FusionTM and Zero-GTM.

          This press release contains forward-looking statements, including those relating to future sales, earnings, margins and benefits from the sourcing and factory realignment. In addition, words such as " estimates," "expects," "intends," "should," "will," variations of such words and similar

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YE/2000 -- add 2

expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in consumer preferences or spending patterns; cost and availability of inventories; the impact of competition and pricing; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
($000's, except share and per share data)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2000	January 1, 2000	December 30, 2000	January 1, 2000
Net sales and other operating income	$237,834	$227,457	$701,291	$665,576
Cost of products sold	157,985	145,246	477,318	445,232

Gross profit	79,849	82,211	223,973	220,344
Selling and administrative expenses	55,506	47,928	198,953	159,749

Operating profit	24,343	34,283	25,020	60,595
Other expense	3,792	3,345	10,005	11,049

Earnings before income taxes	20,551	30,938	15,015	49,546
Income taxes	6,772	10,970	4,325	17,166

Net earnings	$13,779	$19,968	$10,690	$32,380

Diluted earnings per share	$.33	$.48	$.26	$.78

CONDENSED BALANCE SHEET
($000's)

	December 30, 2000	January 1, 2000		December 30, 2000	January 1, 2000
ASSETS:			LIABILITIES & EQUITY:
Cash & securities	$8,434	$ 1,446	Notes payable	$896	$148
Receivables	161,957	170,732	Current maturities on long-term debt	4,316	4,370
Inventories	144,192	168,011	Accounts payable and other accrued liabilities	48,792	44,021
Other current assets	10,503	9,112	Total current liabilities	54,004	48,539
Total current assets	325,086	349,301	Long-term debt	87,878	134,831
Plant & equipment, net	102,665	116,283	Other noncurrent liabilities	15,448	18,920
Other assets	66,817	68,811	Stockholders' equity	337,238	332,105

Total Assets	$494,568	$ 534,395	Liabilities & Equity	$494,568	$534,395

Wolverine World Wide, Inc.
Consolidated Statement of Operations - w/o Realignment charges
(Unaudited)

	2000
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year-end

Net sales	$147,370	$140,558	$175,529	$237,834	$701,291
Cost of products sold	98,477	92,360	116,808	154,636	462,281
Gross profit	48,893	48,198	58,721	83,198	239,010

Selling & administrative expenses	39,545	34,848	39,597	55,375	169,365

Operating profit	9,348	13,350	19,124	27,823	69,645
Interest/Other expense	2,296	2,181	1,736	3,367	9,580

Earnings before income tax	7,052	11,169	17,388	24,456	60,065
Income taxes	2,257	3,574	5,738	7,993	19,562

Net earnings	$4,795	$7,595	$11,650	$16,463	$40,503

Earnings per share	$0.12	$0.18	$0.28	$0.39	$0.97

	1999
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year-end

Net sales	$136,193	$131,444	$170,482	$227,457	$665,576
Cost of products sold	91,344	85,279	116,463	145,246	438,332
Gross profit	44,849	46,165	54,019	82,211	227,244

Selling & administrative expenses	37,120	33,798	34,303	47,928	153,149

Operating profit	7,729	12,367	19,716	34,283	74,095
Interest/Other expense	2,352	2,409	2,443	3,345	10,549

Earnings before income tax	5,377	9,958	17,273	30,938	63,546
Income taxes	1,774	3,290	5,752	10,970	21,786

Net earnings	$3,603	$6,668	$11,521	$19,968	$41,760

Earnings per share	$0.09	$0.16	$0.28	$0.48	$1.01

Note:
Certain amounts previously reported in 1999 have been reclassified to conform with the presentation used in 2000.
Operations exclude fiscal 2000 realignment charge and fiscal 1999 Russian restructuring charge.